Exhibit 99.1

Contact:
David Barron
dbarron@champlabs.com
(618) 456-2256

United Components Third Quarter Earnings Call to be held on November 12, 2003

ALBION, IL — November 10, 2003 — United Components, Inc. will report financial results for the third quarter of 2003 on Tuesday, November 11, 2003. Following the earnings release, the Company will conduct its quarterly conference call for investors and other interested parties on Wednesday, November 12, 2003 at 11:00 a.m. Eastern Standard Time (EST). Bruce Zorich, president and chief executive officer, and Charlie Dickson, chief financial officer, will discuss the Company’s third quarter and its business outlook.

Interested individuals are invited to listen to the call by telephone. Domestic participants can dial (800) 936-4602. International participants can dial (507) 726-3331.

In addition, the call will be broadcast via web cast at http://viavid.net/dce.aspx?sid=0000182F. A replay of the call will also be available from Wednesday, November 12 at 2:00 pm EST, until Wednesday, November 19 at 8:00 pm EST at this same website location.